UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 31, 2004



                          THE L.S. STARRETT COMPANY
             (Exact name of registrant as specified in its charter)


          Massachusetts                 1-367              04-1866480
  (State or Other Jurisdiction       (Commission         (IRS Employer
        of Incorporation)            File Number)      Identification No.)



                  121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331
                (Address of principal executive offices)  (Zip Code)


Registrant's telephone number:   978-249-3551


          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01   Other Events.

On August 31, 2004, The L.S. Starrett Company (the "Company") issued a press release (the "Press Release") announcing that it had reached a settlement with the U.S. Department of Justice which will result in the termination of the government's two-year investigation of the Company's Coordinate Measuring Machine division and the dismissal with prejudice of the false claims allegations in the qui tam complaint brought by a former independent contractor and former employee of the Company that gave rise to the investigation. A copy of the Press Release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

       (c)    Exhibits:

            99.1 Press release dated August 31, 2004



                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE L.S. STARRETT COMPANY


Date:  August 31, 2004              By: s/ ROGER U. WELLINGTON, JR.
                                    Name:  Roger U. Wellington, Jr.
                                    Title: Vice President, Treasurer and
                                           Chief Financial Officer























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